SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      September 18, 2002
(Date of earliest event reported)  (September 17, 2002)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)      Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)

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Item 5.  Other Events

On September 17, 2002, the Registrant issued the following press release:

"CTC Communications Group Announces Engagement of CXO, L.L.C., to
Provide Corporate and Operational Restructuring Services

Miller Buckfire Lewis & Co., LLC as Financial Advisors

WALTHAM, Mass., Sep 17, 2002 -- CTC Communications
Group, Inc. (OTCBB: CPTL) announced today that it has engaged CXO, L.L.C., to provide corporate and operational restructuring services to CTC and its operating subsidiaries. Michael Katzenstein, a CXO principal, was named interim Chief Executive Officer of CTC and its operating subsidiaries. Robert J. Fabbricatore, the Company's founder, has relinquished the positions of Chairman of the Board of Directors and Chief Executive Officer of CTC and its operating subsidiaries.

Richard J. Santagati, a longstanding CTC Board member and Chairman of a Special Negotiating Committee consisting of independent members of CTC's Board of Directors chartered to oversee the restructuring of CTC, said, "CXO's team will join with CTC's Board and management to take steps to improve CTC's liquidity, profitability and attractiveness to investors. The Board appreciates Bob Fabbricatore's distinguished contribution to CTC over the past 21 years."

Mr. Katzenstein, in assuming the role as interim CEO, brings directly related experience to the task of restructuring CTC from his role as the President and CEO of OpTel, Inc., a CLEC and integrated communications and cable television provider based in Dallas, TX. Mr. Katzenstein completed the successful restructuring of OpTel, Inc. during his tenure, and brings experience from other CXO restructuring assignments in the telecommunications and technology industries.

Mr. Santagati also noted that, as previously reported, CTC has engaged Miller Buckfire Lewis & Co., LLC, to assist in developing a plan to amend, restructure or refinance its existing financing facilities and to raise additional capital.

About CXO:

CXO, L.L.C., is a group of experienced operating executives (CEOs, COOs, CFOs, etc.) of public and private telecommunications and technology-based companies. CXO specializes in providing experienced and dynamic management, operational and advisory services to help under-performing telecommunications and technology companies mitigate risk, maximize profitability and generate liquidity events for stakeholders. CXO services include restructuring and crisis management services to domestic and international telecom, technology and media companies, and when requested, members of the CXO team assume management and operating positions within our client organizations.

About Miller Buckfire

With 27 experienced professionals and 23 current active client engagements, Miller Buckfire Lewis ("MBL") is one of the world's leading global independent investment banking firms providing strategic and financial advisory services in large-scale corporate restructuring transactions. Over the past five years, MBL has been involved in over 100 restructuring transactions, representing companies, creditors and acquirors. Services provided by MBL include valuation and debt capacity analysis, capital structure design, restructuring plan formulation and negotiation and private equity and debt placement services. Clients of MBL have access to the merger and acquisition and capital raising capabilities of Dresdner Kleinwort Wasserstein, one of world's leading investment banks, through a strategic alliance between the two firms.

About CTC:

CTC is a "next generation" Integrated Communications Carrier utilizing advanced technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network, called the PowerPath(R) Network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world--the Washington D.C. to Boston corridor. CTC's Cisco Powered IP+ATM packet network and its sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast. CTC can be found on the worldwide web at www.ctcnet.com.

Safe Harbor Statement:

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the ability to improve the operations of the Company, obtain needed capital, including any required consents of lenders, lessors, and preferred stockholders and any necessary restructuring of indebtedness, the attainment of EBITDA positive, free cash flow and net income positive results, improved margins, network and fiber deployment plans and schedules, revenue growth, resale customer movement to the network, network applications and services development and deployment, financial results, operating metrics expectations, reduced operating costs, and the effects of the current economic conditions. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-K and Form 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

CONTACT:          CTC Communications Group, Inc.
                  Alan Russell, 781/522-8731
                  arussell@ctcnet.com"

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on September 18, 2002.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration